Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phil Horlock, Phil Tighe and Paul Yousif, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign the registrant’s Registration Statement on Form S-8, registering 200,000 shares of the common stock of Blue Bird Corporation (the “Company”) in connection with the Company’s Employee Stock Purchase Plan, including any and all amendments and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of October 14, 2015.

Signatures	Title
/s/ Phil Horlock Phil Horlock	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Phil Tighe Phil Tighe	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Gurminder S. Bedi Gurminder S. Bedi	Director
/s/ Dennis Donovan Dennis Donovan	Director
/s/ Chan Galbato Chan Galbato	Director
/s/ Adam Gray Adam Gray	Director
/s/ Daniel J. Hennessy Daniel J. Hennessy	Director
/s/ Dev Kapadia Dev Kapadia	Director
/s/ Alan H. Schumacher Alan H. Schumacher	Director